Media Contact:	Joe McCormack
Sparton Corporation
Email: ir@sparton.com
Office: (847) 762-5800
FOR IMMEDIATE RELEASE
Sparton Corporation Reports Fiscal 2017 Fourth Quarter Results
SCHAUMBURG, IL. - September 14, 2017 - Sparton Corporation (NYSE: SPA) today announced results for the fourth quarter of fiscal year 2017 ended July 2, 2017.
Fourth Quarter Financial Results and Highlights
Joseph J. Hartnett, Interim President & CEO, commented, “We are pleased to report our organic growth produced over $23 million in new programs wins for the quarter. A clear indication of the progress we are making in building a business model that supports profitable revenue growth through business development. Additionally, while a significant amount of time and effort was directed toward arriving at a merger agreement with Ultra Electronics Holdings plc on July 7, 2017, we were able to focus on delivering improved operating performance for the quarter while exceeding fourth quarter guidance on revenue and gross margins."
Joseph G. McCormack, Senior Vice President and CFO, commented, “We are pleased that the continued improvement in operating performance across both segments allowed us to significantly pay down our debt during the fourth quarter of fiscal 2017 and reduce our debt leverage below 3.0x EBITDA at year-end”.
Consolidated:
• Net sales of $104.4 million
• Gross profit margin of 20.9%, an increase of 320 bps from prior quarter
• SG&A expenses of $14.9 million or 14.3% of sales; adjusted SG&A of $13.8 million, 13.2% of sales
• Earnings per share of $0.17, adjusted earnings per share of $0.38
• Adjusted EBITDA of $9.7 million, a 9.3% adjusted EBITDA margin
• Credit Facility of $74.5 million, a reduction of $22.7 million (23.4%) from the prior fiscal year-end
• Debt leverage as calculated per Credit Facility of 2.98x compared to 3.45x at the end of the previous quarter
MDS Segment:
• Gross sales of $67.0 million
• Gross profit margin of 13.6%, an increase of 260 bps from the prior quarter
• Operating income of $1.6 million
• Adjusted EBITDA of $6.4 million, a 9.6% adjusted EBITDA margin
• New program wins in Q4 have expected revenue of $23.2 million when fully ramped up into production
• Trailing four quarter new program win revenue of $62.4 million, which continues to support our future organic growth
ECP Segment:
• Gross sales of $40.3 million
• Gross profit margin of 31.5%, an increase of 390 bps from the prior quarter
• Operating income of $7.8 million
• Adjusted EBITDA of $9.9 million, a 24.5% adjusted EBITDA margin

SELECTED FINANCIAL DATA

	For the Quarters Ended			For the Fiscal Years
	Q4 FY17	Q3 FY17	Q4 FY16	2017	2016
	(Dollars in thousands, except per share data)
Consolidated:
Net sales	$104,386	$95,410	$106,967	$397,562	$419,362
Gross profit	21,801	16,915	21,422	71,899	80,148
Selling and administrative expenses	14,913	12,862	13,460	54,110	55,151
Impairment of goodwill	—	—	64,174	—	64,174
Operating income	4,538	1,530	(59,417)	7,621	(51,789)
Adjusted operating income (non-GAAP)	7,638	4,264	8,143	19,323	25,920
Earnings per share	0.17	0.04	(4.30)	0.13	(3.91)
Adjusted Earnings per share (non-GAAP)	0.38	0.22	0.50	0.91	1.51
EBITDA (non-GAAP)	7,978	5,135	(55,594)	22,074	(36,021)
Adjusted EBITDA (non-GAAP)	9,727	5,318	10,019	26,741	33,542
Adjusted EBITDA margin (non-GAAP)	9.3%	5.6%	9.4%	6.7%	8.0%
Free cash flow (non-GAAP)	$13,895	$(1,424)	$25,953	$24,572	$42,034

MDS Segment:
Gross sales	$67,046	$61,084	$72,346	$260,514	$282,076
Intercompany sales	(2,887)	(2,654)	(3,627)	(10,074)	(17,028)
Net sales	64,159	58,430	68,719	250,440	265,048
Gross profit	9,100	6,690	9,732	31,441	34,788
Selling and administrative expenses	3,446	3,207	3,155	13,545	14,621
Allocation of corporate expenses	2,456	2,477	2,281	9,578	9,192
Impairment of goodwill	—	—	64,174	—	64,174
Operating Income (loss)	1,557	(722)	(61,861)	1,307	(61,813)
Adjusted Segment EBITDA (non-GAAP)	$6,428	$4,343	7,541	$21,337	$24,372

ECP Segment:
Gross sales	$40,264	$37,053	$38,262	$147,259	$154,559
Intercompany sales	(37)	(73)	(14)	(137)	(245)
Net sales	40,227	36,980	38,248	147,122	154,314
Gross profit	12,701	10,225	11,690	40,458	45,360
Selling and administrative expenses	2,709	2,922	3,104	10,805	11,150
Allocation of corporate expenses	1,470	1,238	1,168	4,903	4,332
Operating Income	7,813	5,270	6,196	21,593	25,880
Adjusted Segment EBITDA (non-GAAP)	$9,859	$7,072	8,012	$28,805	$32,825
Liquidity and Capital Resources
As of July 2, 2017, the Company had $46 million available under its $125 million credit facility.
Non-GAAP Financial Measures
In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), Sparton Corporation has provided certain non-GAAP financial measures as additional information for its operating results. These measures have not been prepared in accordance with GAAP and may be different from measures used by other companies. Whenever we use non-GAAP financial measures, we designate these measures, which exclude the effects of certain expenses and income, as “adjusted” and provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. The non-GAAP financial measures eliminate or add certain items of expense and income from total operating expense and income taxes. Management believes that this presentation is helpful to investors in evaluating the current operational and financial performance of our business and facilitates comparisons to historical results of operations. Management discloses this information along with a reconciliation of the comparable GAAP amounts to provide access to the detail and nature of adjustments made to GAAP financial results. While some of these excluded items have been periodically reported in our statements of operations, their occurrence in future periods depends on future business and economic factors, among other evaluation criteria, and the occurrence of such events and factors may frequently be beyond the control of management.
When we calculate adjusted earnings per share, adjusted EBITDA and other adjustments to the statements of income, we exclude certain expenses and income because we believe that they are not related directly to the underlying performance of our fundamental business operations. We exclude these measures when reviewing financial results and for business planning. Although these events are reflected in our GAAP financial statements, these transactions may limit the comparability of our fundamental operations with prior and future periods. We believe EBITDA and adjusted EBITDA are commonly used by financial analysts and others in the industries in which the Company operates and, thus, provides useful information to investors. The Company does not intend, nor should the reader consider, EBITDA or adjusted EBITDA to be an alternative to operating income, net income, net cash provided by operating activities or any other items calculated in accordance with GAAP. The Company's definition of adjusted EBITDA may not be comparable with other companies. Accordingly, the measurement has limitations depending on its use.
About Sparton Corporation
Sparton Corporation (NYSE:SPA), now in its 118th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, field service and refurbishment. The primary markets served are Medical & Biotechnology, Military & Aerospace and Industrial & Commercial. Headquartered in Schaumburg, IL, Sparton currently has thirteen manufacturing locations and engineering design centers worldwide. Sparton's Web site may be accessed at www.sparton.com.
Safe Harbor and Fair Disclosure Statement
Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the Securities and Exchange Commission (SEC). The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10-K and Form 10-Q. Sparton assumes no obligation to update the forward-looking information contained in this press release.

CONSOLIDATING FINANCIAL INFORMATION - Q4 FISCAL YEAR 2017
(Dollars in thousands, except per share data)

	Corporate	MDS	ECP	Total
Net Sales	$—	$64,159	$40,227	$104,386
Cost of goods sold	—	55,059	27,526	82,585
Gross profit	—	9,100	12,701	$21,801
Operating expenses:
Selling and administrative	8,758	3,446	2,709	14,913
Selling and administrative - Corp allocations	(3,926)	2,456	1,470	—
Internal research and development	—	—	361	361
Amortization of intangible assets	—	1,641	348	1,989
Total operating expenses	4,832	7,543	4,888	17,263
Income (loss) from operations	(4,832)	1,557	7,813	4,538
Interest expense, net	(1,113)	3	—	(1,110)
Other income (expense)	(3)	16	18	31
Income taxes	(1,692)	(80)	—	(1,772)
Net income (loss)	$(7,640)	$1,496	$7,831	$1,687
Income per share of common stock:
Basic				$0.17
Diluted				0.17
Weighted average shares of common stock outstanding:
Basic				9,834,723
Diluted				9,834,723

CONSOLIDATING FINANCIAL INFORMATION - Q4 FISCAL YEAR 2016
(Dollars in thousands, except per share data)

	Corporate	MDS	ECP	Total
Net Sales	$—	$68,719	$38,248	$106,967
Cost of goods sold	—	58,987	26,558	85,545
Gross profit	—	9,732	11,690	$21,422
Operating expenses:
Selling and administrative	7,201	3,155	3,104	13,460
Selling and administrative - Corp allocations	(3,449)	2,281	1,168	—
Internal research and development	—	—	832	832
Amortization of intangible assets	—	1,879	390	2,269
Restructuring charges	—	104	—	104
Impairment of goodwill	—	64,174	—	64,174
Total operating expenses	3,752	71,593	5,494	80,839
Income (loss) from operations	(3,752)	(61,861)	6,196	(59,417)
Interest expense, net	(1,064)	(3)	—	(1,067)
Other income (expense)	(2)	(64)	32	(34)
Income taxes	18,498	(61)	—	18,437
Net income (loss)	$13,680	$(61,989)	$6,228	$(42,081)
Income per share of common stock:
Basic				$(4.30)
Diluted				(4.30)
Weighted average shares of common stock outstanding:
Basic				9,791,212
Diluted				9,791,212

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	For the Fiscal Years
	2017	2016
	($ in thousands)
Cash Flows from Operating Activities:
Operating activities, net of working capital changes	$18,293	$22,084
Net changes in working capital	13,175	26,048
Cash Flows from Operating Activities	31,468	48,132
Cash Flows from Investing Activities:
Business acquisitions	—	178
Capital expenditures	(6,896)	(6,098)
Other investing activities	22	1,078
Cash Flows from Investing Activities	(6,874)	(4,842)
Cash Flows from Financing Activities:
Net change in credit facility	(22,706)	(57,294)
Other financing activities	(1,032)	(778)
Cash Flows from Financing Activities	(23,738)	(58,072)
Change in Cash and Cash Equivalents	856	(14,782)

Cash and Cash Equivalents - Beginning	132	14,914
Cash and Cash Equivalents - Ending	$988	$132

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 2, 2017	July 3, 2016
	($ in thousands)
Assets
Cash and cash equivalents	$988	$132
Accounts receivable, net	45,347	46,759
Inventories	60,248	77,871
Prepaid and other current assets	3,851	5,844
Property, plant and equipment, net	34,455	33,320
Goodwill	12,663	12,663
Other intangible assets, net	28,445	36,933
Other assets	31,146	32,476
Total assets	$217,143	$245,998
Liabilities and Shareholders’ Equity
Accounts payable	$27,672	$38,290
Accrued expenses	26,580	24,149
Credit facility	74,500	97,206
Capital lease obligations, long term	167	332
Environmental	5,468	6,117
Pension	888	1,276
Shareholders’ Equity	81,868	78,628
Total Liabilities and Shareholders’ Equity	$217,143	$245,998

RECONCILIATION OF NON-GAAP MEASURES

EBITDA Reconciliation (Non-GAAP) - Q4 Fiscal Year 2017
(Dollars in thousands)

	Corporate	MDS	ECP	Total
Net income (loss)	$(7,640)	$1,496	$7,831	$1,687
Interest expense, net	1,113	(3)	—	1,110
Income taxes	1,692	80	—	1,772
Amortization of intangible assets	—	1,641	348	1,989
Depreciation	452	758	210	1,420
Selling and administrative - Corp allocations	(3,926)	2,456	1,470	—
EBITDA, excluding corporate allocation	(8,309)	6,428	9,859	7,978
Adjustments for nonrecurring operating expenses:
Stock-based compensation	638	—	—	638
Costs related to potential sale of Company	1,111	—	—	1,111
Adjusted EBITDA, before corporate allocation	$(6,560)	$6,428	$9,859	$9,727

Adjusted EBITDA, after corporate allocation	$(2,634)	$3,972	$8,389	$9,727

Adjusted EBITDA margin				9.3%

EBITDA Reconciliation (Non-GAAP) - Q4 Fiscal Year 2016
(Dollars in thousands)

	Corporate	MDS	ECP	Total
Net income (loss)	$13,680	$(61,989)	$6,228	$(42,081)
Interest expense, net	1,056	3	—	1,059
Income taxes	(18,498)	61	—	(18,437)
Amortization of intangible assets	—	1,879	390	2,269
Depreciation included in SG&A above	402	968	226	1,596
Selling and administrative - Corp allocations	(3,449)	2,281	1,168	—
EBITDA, excluding corporate allocation	(6,809)	(56,797)	8,012	(55,594)
Adjustments for nonrecurring operating expenses:
Impairment of goodwill	—	64,174	—	64,174
Legal related expense	—	—	—	—
Stock-based compensation	321	—	—	321
Costs related to potential sale of company	671	—	—	671
Restructuring charges	—	164	—	164
Other non-recurring costs	283	—	—	283
Reversal of accrued contingent consideration	—	—	—	—
Adjusted EBITDA, before corporate allocation	$(5,534)	$7,541	$8,012	$10,019

Adjusted EBITDA, after corporate allocation	$(2,085)	$5,260	$6,844	$10,019

Adjusted EBITDA margin				9.4%

Adjusted EPS (Non-GAAP)

	For the Quarters Ended			For the Fiscal Years
	Q4 FY17	Q3 FY17	Q4 FY16	2017	2016
	(Dollars in thousands, except per share data)
Earnings per share - diluted, as reported	$0.17	$0.04	$(4.30)	$0.13	$(3.91)
Nonrecurring items	0.08	0.04	4.65	0.22	4.78
Amortization of intangible assets	0.13	0.14	0.15	0.56	0.64
Adjusted earnings per share	$0.38	$0.22	$0.50	$0.91	$1.51

Adjustments, net of tax:
Impairment of goodwill	$—	$—	$44,766	$—	$44,766
Costs related to potential sale of Company	$722	$413	$436	$2,017	$716
Restructuring costs	—	—	107	—	1,714
Reversal of accrued contingent consideration	—	—	—	—	(1,530)
Other nonrecurring adjustments	—	—	184	65	1,128
Total nonrecurring	722	413	45,493	2,082	46,794
Amortization of intangible assets	1,293	1,364	1,474	5,524	6,234
Total adjustments	$2,015	$1,777	$46,967	$7,606	$53,028

Adjusted SG&A and Operating Income (Non-GAAP)

	For the Quarters Ended
	Q4 FY17		Q3 FY17		Q4 FY16
	SG&A	Operating Income	SG&A	Operating Income	SG&A	Operating Income
	(Dollars in thousands)
As reported	$14,913	$4,538	$12,862	$1,530	$13,460	$(59,417)
Percentage of sales	14.3%	4.3%	13.5%	1.6%	12.6%	(55.5)%
Adjustments:
Amortization of intangible assets	—	1,989	—	2,099	—	2,268
Impairment of goodwill	—	—	—	—	—	64,174
Costs related to potential sale of Company	1,111	1,111	635	635	671	671
Restructuring costs	—	—	—	—	60	164
Reversal of accrued contingent consideration	—	—	—	—	—	—
Other nonrecurring adjustments	—	—	—	—	283	283
Total adjustments	1,111	3,100	635	2,734	1,014	67,560
As adjusted	$13,802	$7,638	$12,227	$4,264	$12,446	$8,143

Adjusted percentage of sales	13.2%	7.3%	12.8%	4.5%	11.6%	7.6%

	For the Fiscal Years
	2017		2016
	SG&A	Operating Income	SG&A	Operating Income
	(Dollars in thousands)
As reported	$54,111	$7,621	$55,151	$(51,789)
Percentage of sales	13.6%	1.9%	13.2%	(12.3)%
Adjustments:
Amortization of intangible assets	—	8,498	—	9,592
Impairment of goodwill	—	—	—	64,174
Costs related to potential sale of Company	3,104	3,104	1,101	1,101
Restructuring costs	—	—	431	2,637
Reversal of accrued contingent consideration	—	—	—	(1,530)
Other nonrecurring adjustments	100	100	1,535	1,735
Total adjustments	3,204	11,702	3,067	77,709
As adjusted	$50,907	$19,323	$52,084	$25,920

Adjusted percentage of sales	12.8%	4.9%	12.4%	6.2%